Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

VIA ELECTRONIC MAIL

January 19, 2023

Marianne De Backer

Dear Marianne,

On behalf of Vir Biotechnology, Inc. (“VirBio” or the “Company”), I am pleased to offer you employment with the Company in the position of Chief Executive Officer. This letter agreement (the “Agreement”) sets forth the terms and conditions of your employment with VirBio, should you accept our offer.

1.
Position; Location: Effective March 31, 2023 (with the precise start date to be mutually agreed upon by you and the Company based on your last day of employment with your current employer and the expectation that you will commence employment with the Company as expeditiously as possible thereafter) (as applicable, the “Start Date”), you will serve as the Company’s Chief Executive Officer and will be responsible for all duties associated with that role, along with any other duties that are consistent with your position and assigned to you from time to time by the Company’s Board of Directors or the Compensation Committee thereof, as determinations or responsibilities may be delegated from the Board of Directors to the Compensation Committee (collectively, the “Board”) and any subsidiary companies as applicable. This position is full-time. As an exempt salaried employee, you are expected to work the Company’s normal business hours as well as additional hours as required by the nature of your work assignments, and you will not be eligible for overtime compensation. You will work out of VirBio’s offices located at 499 Illinois Street, Suite 500, San Francisco, CA 94158. You shall serve as a member of the Board for so long as you serve as Chief Executive Officer of the Company, or until your earlier resignation or removal from the Board. Upon your cessation of service for any reason as Chief Executive Officer of the Company, you shall be deemed to have voluntarily resigned from the Board, effective immediately, unless otherwise agreed between you and the Company at that time. Of course, the Company may change your position, duties, and work location from time to time in its discretion, subject to your Good Reason entitlements as set forth in the Severance Plan (defined below).
2.
Reporting Relationship: You will report directly to the Board.
3.
CIIAA; Company Policies: As a condition of your employment, you are required to sign and adhere to the obligations set forth in the Company’s standard confidential information and inventions assignment agreement (the “CIIAA”), attached hereto as Exhibit A. In addition, you must comply with the Company’s personnel policies and procedures as they may be interpreted, adopted, revised or deleted from time to time in the Company’s sole discretion.

4.
Base Salary: You will receive an annualized base salary of $900,000, subject to deductions for taxes and other withholdings as required by law and payable in accordance with VirBio’s payroll cycle.
5.
Signing Bonus: You will receive a signing bonus equal to $5,000,000 (the “Signing Bonus”), less applicable taxes and withholdings, to be paid in two installments, as follows: (i) $2,500,000 shall be paid to you on or around the Start Date (the “First Installment”), and (ii) $2,500,000 shall be paid to you on or around the one-year anniversary of the Start Date (the “Second Installment”), subject to your continued employment with the Company on the oneyear anniversary of the Start Date. Notwithstanding the foregoing, if the Company terminates your employment without Cause or you resign for Good Reason (each as defined in the Severance Plan) prior to payment of the Second Installment, the Company shall pay to you the Second Installment in the Company’s next regular payroll cycle following your separation date. If your employment is terminated for Cause or you resign your employment without Good Reason prior to the one-year anniversary of the Start Date, you will not be eligible for or have a right to receive the Second Installment. For the avoidance of doubt, any termination of your employment prior to the one-year anniversary of the Start Date shall have no effect on the Company’s payment to you, or your retention of, the First Installment.
6.
Annual Bonus: You will be eligible for an annual (calendar year) discretionary bonus, with a target amount equal to 80% of your annualized base salary, contingent upon achievement, in the Company’s sole discretion, of individual and corporate performance objectives established by the Company, which objectives shall be set following consultation by you (other than to the extent corporate objectives for the 2023 calendar year were established prior to the Start Date). Subject to the terms of the Severance Plan, to earn and receive payment of any bonus, you must be employed by the Company at the time bonuses are paid (which will be no later than March 15 of the year following the year for which the bonus is awarded). Subject to the terms of the Severance Plan, if your employment terminates for any reason prior to the payment date, you will not have earned, and will not be paid, any bonus (including any pro-rated amount thereof). Your annual bonus for the 2023 calendar year will not be pro-rated, so long as the Start Date occurs on or before April 30, 2023.
7.
Equity:
a.
On the Start Date, and subject to approval of the Compensation Committee of the Board, the Company will grant you two equity awards under VirBio’s 2019 Equity Incentive Plan, as may be amended from time to time (the “Plan”). The equity awards will include: (1) an option to purchase 1,152,904 shares of VirBio’s common stock (the “Option”) and (2) an award of restricted stock units (“RSUs”, and together with the Option, the “Equity Awards”) with respect to 576,452 shares of VirBio’s common stock; provided, however, that in no event will the aggregate grant date fair value of the Equity Awards, determined on a Black Scholes basis in a manner consistent with the assumptions used by the Company in the preparation of its financial statements (the “Award Value”), exceed $45 million. In the event the Award Value would exceed $45 million, the number of Options and RSUs that make up the Equity Awards shall be adjusted so that the Award Value is equal to $45 million. The Option will have an exercise price equal to the fair market value of VirBio’s common stock on the date of grant of the Option and will vest over four (4) years, with 25% of the total number of shares subject to the Option vesting on the first anniversary of the Start Date and the remainder vesting in 36 equal monthly installments thereafter. The RSUs will vest over four (4) years, with one-quarter of the total number of RSUs vesting on each of the first four anniversaries of the Start Date. The grants will be dependent on your starting employment and vesting of the Option and RSUs will be contingent on your continued service with the Company and/or a subsidiary of the Company through the applicable vesting date and will be subject to the terms and conditions of the Plan and the applicable equity award agreement.

b.
You shall be eligible for further equity awards from time to time as determined by the Board in its sole discretion. All equity awards shall be governed in all respects by the terms of the applicable written agreements and plan documents.

c.
In the event of a Change in Control (as defined in the Plan), all shares, options and other securities subject to unvested Equity Awards (other than the portion of such Equity Awards that would otherwise have vested during the six-month period after the date of such Change in Control (the “Carved Out Equity”)) that are granted pursuant to Section 7(a) of this Agreement will become fully vested and exercisable and no longer subject to any restrictions or forfeiture upon such Change in Control. The Carved Out Equity shall, subject to your continued employment with the Company or its successor in such Change in Control, continue to vest over the first six months after the date of the Change in Control in accordance with the vesting schedule in effect prior to the Change in Control; provided, that in the event your employment is terminated either by the Company (or its successor) without Cause or by you for Good Reason then all such Carved Out Equity shall immediately become fully vested and exercisable and no longer subject to any restrictions or forfeiture. If a termination of employment occurs as specified in the immediately preceding sentence, the accelerated vesting of all equity described in this Section would be in addition to your receipt of the other severance benefits under the Company’s Severance Plan. For purposes of clarity, this Section 7(c) shall not apply to any equity awards granted to you following the grant of the Equity Awards unless otherwise determined by the Board or the Compensation Committee of the Board.
8.
Benefits: During your employment, you may participate in the employee benefit plans maintained by VirBio as are in effect from time to time and generally available to similarly situated VirBio employees (including, but not limited to the Company’s 401(k) plan and life and health insurance), subject in each case to your eligibility under the applicable plan and the generally applicable terms and conditions of the plan in question and Company policies. In addition, you will be eligible for paid time off consistent with applicable law and the VirBio policy generally applicable to similarly situated VirBio employees. Any benefits offered by VirBio are subject to change without notice at the sole discretion of VirBio.

9.
Transition Period Allowance: For up to eighteen (18) months following the Start Date, the Company will pay you an allowance of $21,000 per month, less applicable taxes and withholdings, for costs incurred by you in connection with your and/or your family’s relocation from Germany to the San Francisco area and temporary living costs in San Francisco. The Company shall also pay you for final relocation expenses incurred by you and your family after the expiration of the Transition Period consistent with the Company’s forthcoming relocation policy.
10.
At-Will Employment: Your employment with VirBio will be on at “at-will” basis, such that either you or the Company can terminate the relationship at any time, with or without Cause,

and with or without notice; provided, however, that in the event you elect to terminate your employment without Good Reason or the Company elects to terminate your employment without Cause, you and the Company agree to provide the other party with at least thirty (30) days’ advance written notice. Your employment at-will status can only be modified in a written agreement signed by you and by an officer of the Company.

11.
Severance Benefits: You are eligible for severance benefits pursuant to the terms and conditions of the Company’s Change in Control and Severance Benefit Plan, as approved by the Board on March 11, 2019, and as may be amended from time to time in the Company and Board’s sole discretion (the “Severance Plan”).
12.
Indemnification: You shall be entitled to indemnification to the maximum extent permitted by applicable law and the Company’s Bylaws with terms no less favorable than provided to any other Company executive officer or director. At all times during your employment, the Company shall maintain in effect a directors and officers liability insurance policy that includes you as a covered officer.
13.
Legal and Professional Fees: The Company agrees to reimburse you up to $25,000 for your reasonable legal and professional fees (including tax advice) incurred in connection with the review of this Agreement and any supporting exhibits.
14.
Conflicts: By signing this Agreement, you are representing that you have full authority to accept this position and perform the duties of the position without conflict with any other obligations and that you are not involved in any situation that might create, or appear to create, a conflict of interest with respect to your loyalty to or duties for the Company. You agree that while employed by the Company you will not engage in any other employment, consulting or other business that would interfere with your duties to the Company or create a conflict of interest. You specifically warrant that you are not subject to an employment agreement or restrictive covenant preventing full performance of your duties to the Company. You agree not to bring to the Company or use in the performance of your responsibilities at the Company any materials or documents of a former employer that are not generally available to the public, unless you have obtained express written authorization from the former employer for their possession and use. You also agree to honor all obligations to former employers during your employment with the Company.

15.
Outside Activities: You agree to devote such of your business time, energy, and skill to the affairs of the Company and its subsidiaries as shall be necessary to perform the duties of your position; provided, however, that you may engage in civic and not-for-profit activities (e.g., charitable and industry association activities) so long as such activities do not materially interfere with your obligations to the Company or create a conflict of interest. You further agree that if, during your employment with the Company, you wish to perform any consulting or outside activities for any business or for-profit entities, including serving on any advisory boards or boards of director of for-profit entities, any such additional activities shall require the Board’s prior written consent, which shall not be unreasonably withheld. You are hereby expressly permitted to engage in the activities set forth in Exhibit B hereto, solely to the extent specified therein and subject to the terms and conditions of this Section 15 (collectively, the “Outside Activities”). It is agreed and understood that, so long as you devote sufficient time, energy, and skills to your duties to the Company, maintain your confidentiality obligations to the Company and do not use or access any resources or facilities of the Company in connection with the performance of such Outside Activities, (i) your performance of such Outside Activities as specifically set forth in Exhibit B and any assignment of intellectual property arising from such Outside Activities shall not be deemed a violation of this Agreement, your CIIAA, or any other agreement between you and the Company; and (ii) your performance of the Outside Activities shall not be deemed a violation of any fiduciary duty owed to the Company. Notwithstanding the foregoing, the Company retains the right to revoke, in its sole discretion, its consent to your engaging in any such Outside Activities, or to modify the scope of any Outside Activities you may perform for or in relation to any individual, organization or entity, including those set forth on Exhibit B. Any such revocation or amendment of scope will be communicated to you in writing and will be deemed effective as of the date of delivery of such notice of revocation, and you will be required, as soon as practicable after such revocation or amendment of scope, to cease performing or amend the scope of such Outside Activities (including, as may be applicable, to resign from the board of directors of an entity for which you serve as a board member).
16.
Dispute Resolution: To ensure the rapid and economical resolution of disputes that may arise in connection with your employment with the Company, you and the Company agree that, except as expressly set forth below, any and all disputes, claims, or causes of action, in law or equity, including but not limited to statutory claims (collectively, “Claims”), arising from or relating to the enforcement, breach, performance, or interpretation of this Agreement, your employment with the Company, or the termination of your employment, shall be resolved pursuant to the Federal Arbitration Act, 9 U.S.C. § 1-16, to the fullest extent permitted by law, by final, binding and confidential arbitration conducted by JAMS or its successor, under JAMS’ then applicable rules and procedures for employment disputes before a single arbitrator (available upon request and also currently available at http://www.jamsadr.com/rulesemployment-arbitration/).

Claims subject to this arbitration provision shall include, but not be limited to, Claims for wages, bonuses, severance, incentive compensation or other equity, employee benefits, and other compensation, whether pursuant to contract or federal or state wage and hour laws, including, without limitation, the Fair Labor Standards Act; Claims alleging unlawful discrimination, harassment, or retaliation on any basis protected by any applicable federal, state or local law or statute, including, without limitation, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act of 1990, the California Fair Employment and Housing Act, and the Equal Pay Act, all as amended; common law claims, including, without limitation, Claims for breach of contract, promissory estoppel, wrongful discharge, fraud, misrepresentation, defamation, and emotional distress; whistleblower Claims; individual Claims under California’s Private Attorney General Act of 2004; and all Claims arising out of your employment with and/or separation from the Company (including a Claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above (collectively, “Covered Claims”).

This arbitration provision does not cover the following Claims, which are explicitly excluded from this arbitration obligation: Claims for workers' compensation or unemployment insurance benefits, petitions or charges that could be brought before the National Labor Relations Board, and Claims under state and federal law which are not subject to mandatory binding pre-dispute arbitration pursuant to the Federal Arbitration Act, including Claims involving a sexual assault dispute and/or sexual harassment dispute, as those terms are defined in 9 U.S.C. § 401. In addition, nothing herein precludes you from filing a charge with, cooperating with, or participating in any investigation or proceeding before, the EEOC or a state fair employment practices agency (except that you acknowledge that you may not recover any monetary benefits in connection with any such charge, investigation, or proceeding, and you further waive any rights or claims to any payment, benefit, attorneys’ fees or other remedial relief in connection with any such charge, investigation or proceeding).

You acknowledge that by agreeing to this arbitration procedure, both you and the Company waive the right to resolve any and all Covered Claims through a trial by jury or judge. In addition, Covered Claims must be brought on an individual basis only, and arbitration on an individual basis is the exclusive remedy. Neither party may submit a class, collective, or representative action for resolution under this arbitration provision, and no arbitrator has authority to proceed with arbitration on such a basis. In the event a court determines this class action waiver is unenforceable with respect to any Claim, then this waiver shall not apply to that Claim, that Claim must be filed in a court of competent jurisdiction, and such court shall be the exclusive forum for that Claim.

You will have the right to be represented by legal counsel at any arbitration proceeding. Questions of whether a claim is subject to arbitration under this Agreement shall be decided by the arbitrator. Likewise, procedural questions which grow out of the dispute and bear on the final disposition are also matters for the arbitrator. The arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; and (b) issue a written statement signed by the arbitrator regarding the disposition of each claim and the relief, if any, awarded as to each claim, the reasons for the award, and the arbitrator’s essential findings and conclusions on which the award is based. The arbitrator shall be authorized to award all relief that you or the Company would be entitled to seek in a court of law. The Company shall pay all JAMS arbitration fees and costs; provided, however, that if you initiate the arbitration, then you will pay an amount equivalent to the filing fees that you would have been required to pay to file the Claim in a court of competent jurisdiction were the Claim to be decided in a court of law. Nothing in this Agreement is intended to prevent either you or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. Any awards or orders in such arbitrations may be entered and enforced as judgments in the federal and state courts of any competent jurisdiction.

17.
Tax: All amounts payable under this Agreement are subject to all applicable deductions and withholdings as required by applicable law(s).
18.
Section 409A: To the extent that any provision of this Agreement is ambiguous as to its exemption or compliance with Section 409A of the Internal Revenue Code of 1986, as amended, the provision will be read in such a manner so that all payments hereunder are exempt from Section 409A to the maximum permissible extent, and for any payments where such construction is not tenable, that those payments comply with Section 409A to the maximum permissible extent. To the extent any payment under this Agreement may be classified as a “short-term deferral” within the meaning of Section 409A, such payment will be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A. Payments pursuant to this Agreement (or referenced in this Agreement) are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the regulations under Section 409A.
19.
Miscellaneous: This Agreement, together with your CIIAA, the Severance Plan, and any documentation related to your equity interests, forms the complete and exclusive statement of your employment agreement with the Company. It supersedes any other agreements or promises made to you by anyone, whether oral or written. No term or provision of this Agreement may be amended waived, released, discharged or modified except in writing, signed by you and an authorized officer of the Company, except that the Company may, in its sole discretion, adjust salaries, incentive compensation, stock plans, benefits, job titles, locations, duties, responsibilities, and reporting relationships. This Agreement will be governed by and construed in accordance with the laws of the United States and, more specifically, the laws of the State of California (without reference to the conflict of laws provisions thereof). If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination shall not affect any other provision of this Agreement and the provision in question shall be modified so as to be rendered enforceable in a manner consistent with the intent of the parties insofar as possible under applicable law (and if that is not possible, it shall be severed and the remaining terms and provisions of this Agreement shall remain in full force and effect). This Agreement may be delivered and executed via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and shall be deemed to have been duly and validly delivered and executed and be valid and effective for all purposes.

If you are in agreement with the terms set forth above, please sign below and return the signed Agreement no later than January 23, 2023.

/s/ Vick Sato

Vicki Sato, Ph.D.

Chairman of the Board of Directors

Understood and Accepted:

/s/ Marianne De Backer Date: 1/18/2023

Marianne De Backer

Exhibit A – CIIAA

Exhibit B – Outside Activities

EXHIBIT A

EXHIBIT B

OUTSIDE ACTIVITIES

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Member of the board of directors of Arrowhead Pharmaceuticals (ARWR) in Pasadena, California
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Member of the board of directors of non-profit Gladstone Foundation in San Francisco, California

279877443 v4

For California Employees

SVIR BIOTECHNOLOGY, INC.

EMPLOYEE CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENT

In consideration of my employment or continued employment by Vir Biotechnology, Inc., its subsidiaries, parents, affiliates, successors and assigns (together “Company”), and the compensation paid to me now and during my employment with Company, I hereby enter into this Employee Confidential Information and Invention Assignment Agreement (the “Agreement”) and agree as follows:

1.
Confidential Information Protections.

1.1 Recognition of Company’s Rights; Nondisclosure. I understand and acknowledge that my employment by Company creates a relationship of confidence and trust with respect to Company’s Confidential Information (as defined below) and that Company has a protectable interest therein. At all times during and after my employment, I will hold in confidence and will not disclose, use, lecture upon, or publish any of Company’s Confidential Information, except as such disclosure, use or publication may be required in connection with my work for Company, or unless an officer of Company expressly authorizes such disclosure. I will obtain Company’s written approval before publishing or submitting for publication any material (written, oral, or otherwise) that discloses and/or incorporates any Confidential Information. I hereby assign to Company any rights I may have or acquire in such Confidential Information and recognize that all Confidential Information shall be the sole and exclusive property of Company and its assigns. I will take all reasonable precautions to prevent the inadvertent accidental disclosure of Confidential Information.

Notwithstanding the foregoing, pursuant to 18 U.S.C. Section 1833(b), I understand that:

(a) I shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that: (1) is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

(b) An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order.

(a)
Nothing in this Agreement shall interfere with or discourage a good faith disclosure to any governmental entity related to a suspected violation of the law. I further understand that the Company will not retaliate against me in any way for a disclosure made in accordance with the law.
1.2
Confidential Information. The term “Confidential Information” shall mean any and all confidential knowledge, data or information of Company. By way of illustration but not limitation, “Confidential Information” includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, software in source or object code, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques and any other proprietary technology and all Intellectual Property Rights (as defined below) therein (collectively, “Inventions”); (b) information regarding research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, margins, discounts, credit terms, pricing and billing policies, quoting procedures, methods of obtaining business, forecasts, future plans and potential strategies, financial projections and business strategies, operational plans, financing and capital-raising plans, activities and agreements, internal services and operational manuals, methods of conducting Company business, suppliers and supplier information, and purchasing; (c) information regarding customers and potential customers of Company, including customer lists, names, representatives, their needs or desires with respect to the types of products or services offered by Company, proposals, bids, contracts and their contents and parties, the type and quantity of products and services provided or sought to be provided to customers and potential customers of Company and other non-public information relating to customers and potential customers; (d) information regarding any of Company’s business partners and their services, including names, representatives, proposals, bids, contracts and their contents and parties, the type and quantity of products and services received by Company, and other

Employee Confidential Information and Inventions Assignment Agreement

non-public information relating to business partners; (e) information regarding personnel, employee lists, compensation, and employee skills; and (f) any other non-public information which a competitor of Company could use to the competitive disadvantage of Company. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which was known to me prior to my employment with Company or which is generally known in the trade or industry through no breach of this Agreement or other act or omission by me, and I am free to discuss the terms and conditions of my employment with others to the extent expressly permitted by Section 7 of the National Labor Relations Act.
1.3
Third Party Information. I understand, in addition, that Company has received and in the future will receive from third parties their confidential and/or proprietary knowledge, data or information (“Third Party Information”) subject to a duty on Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for Company) or use, except in connection with my work for Company, Third Party Information or unless expressly authorized by an officer of Company in writing.
1.4
Term of Nondisclosure Restrictions. I understand that Confidential Information and Third Party Information is never to be used or disclosed by me, as provided in this Section 1. If a temporal limitation on my obligation not to use or disclose such information is required under applicable law, and the Agreement or its restriction(s) cannot otherwise be enforced, I agree and Company agrees that the two year period after the date my employment ends will be the temporal limitation relevant to the contested restriction; provided, however, that this sentence will not apply to trade secrets protected without temporal limitation under applicable law.
1.5
No Improper Use of Information of Prior Employers and Others. During my employment by Company, I will not improperly use or disclose confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person.

2.
Assignments of Inventions.
2.1
Definitions. As used in this Agreement, the term “Intellectual Property Rights” means all trade secrets, Copyrights, trademarks, mask work rights, patents and other intellectual property rights recognized by the laws of any jurisdiction or country; the term “Copyright” means the exclusive legal right to reproduce, perform, display, distribute and make derivative works of a work of authorship (as a literary, musical, or artistic work) recognized by the laws of any jurisdiction or country; and the term “Moral Rights” means all paternity, integrity, disclosure, withdrawal, special and any other similar rights recognized by the laws of any jurisdiction or country.
2.2
Excluded Inventions and Other Inventions. Attached hereto as Exhibit A is a list describing all existing Inventions, if any, (a) that are owned by me or in which I have an interest and were made or acquired by me prior to my date of first employment by Company, (b) that may relate to Company’s business or actual or demonstrably anticipated research or development, and (c) that are not to be assigned to Company (“Excluded Inventions”). If no such list is attached, I represent and agree that it is because I have no Excluded Inventions. For purposes of this Agreement, “Other Inventions” means Inventions in which I have or may have an interest, as of the commencement of my employment or thereafter, other than Company Inventions (as defined below) and Excluded Inventions. I acknowledge and agree that if I use any Excluded Inventions or any Other Inventions in the scope of my employment, or if I include any Excluded Inventions or Other Inventions in any product or service of Company, or if my rights in any Excluded Inventions or Other Inventions may block or interfere with, or may otherwise be required for, the exercise by Company of any rights assigned to Company under this Agreement, I will immediately so notify Company in writing. Unless Company and I agree otherwise in writing as to particular Excluded Inventions or Other Inventions, I hereby grant to Company, in such circumstances (whether or not I give Company notice as required above), a non-exclusive, perpetual, transferable, fully-paid and royalty-free, irrevocable and worldwide license, with rights to sublicense through multiple levels of sublicensees, to reproduce, make derivative works of, distribute, publicly perform, and publicly display in any form or medium, whether now known or later developed, make, have made, use, sell, import, offer for sale, and exercise any and all present or future rights in, such Excluded Inventions and Other Inventions. To the extent that any third parties have rights in any such Other Inventions, I hereby represent and warrant that such third party or parties have validly and irrevocably granted to me the right to grant the license stated above.
2.3
Assignment of Company Inventions. Inventions assigned to Company or to a third party as directed by Company pursuant to Section 2.6 are referred to in this Agreement as “Company Inventions.” Subject to Section 2.4 and except for Excluded Inventions set forth in Exhibit A and Other Inventions, I hereby assign to Company all my right, title, and interest in and to any and all Inventions (and all Intellectual Property Rights with respect thereto) made, conceived, reduced to practice, or learned by me, either alone or with others, during the period of my employment by Company. To the extent required by applicable Copyright laws, I agree to assign in the future (when any copyrightable Inventions are first fixed in a tangible medium of expression) my Copyright rights in and to such Inventions. Any assignment of Company Inventions (and all Intellectual Property Rights with respect thereto) hereunder includes an assignment of all Moral Rights. To the extent such Moral Rights cannot be assigned to Company and to the extent the following is allowed by the laws in any country where Moral Rights exist, I hereby unconditionally and irrevocably waive the enforcement of such Moral Rights, and all claims and causes of action of any kind against Company or related to Company’s customers, with respect to such rights. I further acknowledge and agree that neither my successors-in-interest nor legal heirs retain any Moral Rights in any Company Inventions (and any Intellectual Property Rights with respect thereto).
2.4
Unassigned or Nonassignable Inventions. I recognize that this Agreement will not be deemed to require assignment of any Invention that is covered under California Labor Code section 2870(a) (the “Specific Inventions Law”) except for those Inventions that are covered by a contract between Company and the United States or any of its agencies that require full title to such patent or Invention to be in the United States.
2.5
Obligation to Keep Company Informed. During the period of my employment, I will promptly and fully disclose to Company in writing all Inventions authored, conceived, or reduced to practice by me, either alone or jointly with others. At the time of each such disclosure, I will advise Company in writing of any Inventions that I believe fully qualify for protection under the provisions of the Specific Inventions Law; and I will at that time provide to Company in writing all evidence necessary to substantiate that belief. Company will keep in confidence and will not use for any purpose or disclose to third parties without my consent any confidential information disclosed in writing to Company pursuant to this Agreement relating to Inventions that qualify fully for protection under the Specific Inventions Law. I will preserve the confidentiality of any Invention that does not fully qualify for protection under the Specific Inventions Law.
2.6
Government or Third Party. I agree that, as directed by Company, I will assign to a third party, including without limitation the United States, all my right, title, and interest in and to any particular Company Invention.
2.7
Ownership of Work Product. I agree that Company will exclusively own all work product that is made by me (solely or jointly with others) within the scope of my employment, and I hereby irrevocably and unconditionally assign to Company all right, title and interest worldwide in and to such work product. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by Copyright are “works made for hire,” pursuant to United States Copyright Act (17 U.S.C., Section 101). I understand and agree that I have no right to publish on, submit for publishing, or use for any publication any work product protected by this Section, except as necessary to perform services for Company.
2.8
Enforcement of Intellectual Property Rights and Assistance. I will assist Company in every proper way to obtain, and from time to time enforce, United States and foreign Intellectual Property Rights and Moral Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Intellectual Property Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Intellectual Property Rights to Company or its designee, including the United States or any third party designated by Company. My obligation to assist Company with respect to Intellectual Property Rights relating to such Company Inventions in any and all countries will continue beyond the termination of my employment, but Company will compensate me at a reasonable rate after my termination for the time actually spent by me at Company’s request on such assistance. In the event Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and on my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Intellectual Property Rights assigned under this Agreement to Company.
2.9
Incorporation of Software Code. I agree that I will not incorporate into any Company software or otherwise deliver to Company any software code licensed under the GNU General Public License or Lesser General Public License or any other license that, by its terms, requires or conditions the use or distribution of such code on the disclosure, licensing, or distribution of any source code owned or licensed by Company except in strict compliance with Company’s policies regarding the use of such software.
3.
Records.

I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that is required by Company) of all Confidential Information developed by me and all Company Inventions made by me during the period of my employment at Company, which records will be available to and remain the sole property of Company at all times.

4.
Duty of Loyalty During Employment.

I agree that during the period of my employment by Company, I will not, without Company’s express written consent, directly or indirectly engage in any employment or business activity which is directly or indirectly competitive with, or would otherwise conflict with, my employment by Company. I further understand and acknowledge that I am bound by a duty of loyalty pursuant to the California Labor Code.

5.
Reasonableness of Restrictions.
5.1
I agree that I have read this entire Agreement and understand it. I agree that this Agreement does not prevent me from earning a living or pursuing my career. I agree that the restrictions contained in this Agreement are reasonable, proper, and necessitated by Company’s legitimate business interests. I represent and agree that I am entering into this Agreement freely and with knowledge of its contents with the intent to be bound by the Agreement and the restrictions contained in it.
5.2
In the event that a court finds this Agreement, or any of its restrictions, to be ambiguous, unenforceable, or invalid, I and Company agree that the court will read the Agreement as a whole and interpret the restriction(s) at issue to be enforceable and valid to the maximum extent allowed by law.
5.3
If the court declines to enforce this Agreement in the manner provided in subsection 5.2, Company and I agree that this Agreement will be automatically modified to provide Company with the maximum protection of its business interests allowed by law and I agree to be bound by this Agreement as modified.
6.
No Conflicting Agreement or Obligation.

I represent that my performance of all the terms of this Agreement and as an employee of Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict with this Agreement.

7.
Return of Company Property.

When I leave the employ of Company, I will deliver to Company any and all drawings, notes, memoranda, specifications, devices, formulas and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Confidential Information of Company. I agree that I will not copy, delete, or alter any information contained upon my Company computer or Company equipment before I return it to Company. In addition, if I have used any personal computer, server, or e-mail system to receive, store, review, prepare or transmit any Company information, including but not limited to, Confidential Information, I agree to provide Company with a computer-useable copy of all such Confidential Information and then permanently delete and expunge such Confidential Information from those systems; and I agree to provide Company access to my system as reasonably requested to verify that the necessary copying and/or deletion is completed. I further agree that any property situated on Company’s premises and owned by Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company’s personnel at any time with or without notice. Prior to leaving, I will cooperate with Company in attending an exit interview and completing and signing Company’s termination statement if required to do so by Company.

8.
Termination Certification.

Upon separation from employment with the Company, I agree to immediately sign and deliver to the Company the “Termination Certification” in a form identical or similar to the sample attached hereto as Exhibit B.

9.
Audit.

I acknowledge that I have no reasonable expectation of privacy in any computer, technology system, correspondence, calendar entries, telephone logs, and other business records, such as emails, voicemails, text messages, instant messages (IMs), instant messages, calendars, word processing files, spreadsheets, PDFs, JPEGs, PowerPoint presentations, databases, cloud-based storage, external media, hard drives, DVDs, CDs, USBs, thumb drives, temporary internet files, cookies, .ZIP files, and all other forms of electronic information, wherever it resides, including the Internet or the Company’s network. All information, data, and messages created, received, sent, or stored in these systems are, at all times, the property of the Company. As such, the Company has the right to audit and search all such items and systems, without further notice to me, to ensure that the Company is licensed to use the software on the Company’s devices in compliance with the Company’s software licensing policies, to ensure compliance with the Company’s policies, and for any other business-related purposes in the Company’s sole discretion. I understand that I am not permitted to add any unlicensed, unauthorized, or non-compliant applications to the Company’s technology systems, including, without limitation, open source or free software not authorized by the Company, and that I shall refrain from copying unlicensed software onto the Company’s technology systems or using non-licensed software or websites. I understand that it is my responsibility to comply with the Company’s policies governing use of the Company’s documents and the internet, email, telephone, and technology systems to which I will have access in connection with my employment.

I am aware that the Company has or may acquire software and systems that are capable of monitoring and recording all network traffic to and from any computer I may use. The Company reserves the right to access, review, copy, and delete any of the information, data, or messages accessed through these systems with or without notice to me and/or in my absence. This includes, but is not limited to, all e-mail and instant messages sent or received, all website visits, all chat sessions, all news group activity (including groups visited, messages read, and postings by me), and all file transfers into and out of the Company’s internal networks. The Company further reserves the right to retrieve previously deleted messages from instant messaging systems, e-mail or voicemail and monitor usage of the Internet, including websites visited and any information I have downloaded. In addition, the Company may review Internet and technology systems activity and analyze usage patterns and may choose to publicize this data to assure that technology systems are devoted to legitimate business purposes.

10.
Legal and Equitable Remedies.
10.1
I agree that it may be impossible to assess the damages caused by my violation of this Agreement or any of its terms. I agree that any threatened or actual violation of this Agreement or any of its terms will constitute immediate and irreparable injury to Company, and Company will have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that Company may have for a breach or threatened breach of this Agreement.
11.
Notices. Any notices required or permitted under this Agreement will be given to Company at its headquarters location at the time notice is given, labeled “Attention Chief Executive Officer,” and to me at my address as listed on Company payroll, or at such other address as Company or I may designate by written notice to the other. Notice will be effective upon receipt or refusal of delivery. If delivered by certified or registered mail, notice will be considered to have been given five business days after it was mailed, as evidenced by the postmark. If delivered by courier or express mail service, notice will be considered to have been given on the delivery date reflected by the courier or express mail service receipt.
12.
General Provisions.
12.1
Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by and construed according to the laws of the State of California as such laws are applied to agreements entered into and to be performed entirely within California between residents of California. I hereby expressly consent to the personal jurisdiction and venue of the state and federal courts located in California for any lawsuit filed there against me by Company arising from or related to this Agreement.

12.2
Severability. In case any one or more of the provisions, subsections, or sentences contained in this Agreement will, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect the other provisions of this Agreement, and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained in this Agreement. If moreover, any one or more of the provisions contained in this Agreement will for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it will be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it will then appear.
12.3
Successors and Assigns. This Agreement is for my benefit and the benefit of Company, its successors, assigns, parent corporations, subsidiaries, affiliates, and purchasers, and will be binding upon my heirs, executors, administrators and other legal representatives.
12.4
Survival. This Agreement shall survive the termination of my employment, regardless of the reason, and the assignment of this Agreement by Company to any successor in interest or other assignee.
12.5
Employment At-Will. I agree and understand that nothing in this Agreement will change my at-will employment status or confer any right with respect to continuation of employment by Company, nor will it interfere in any way with my right or Company’s right to terminate my employment at any time, with or without cause or advance notice.
12.6
Waiver. No waiver by Company of any breach of this Agreement will be a waiver of any preceding or succeeding breach. No waiver by Company of any right under this Agreement will be construed as a waiver of any other right. Company will not be required to give notice to enforce strict adherence to all terms of this Agreement.
12.7
Export. I agree not to export, reexport, or transfer, directly or indirectly, any U.S. technical data acquired from Company or any products utilizing such data, in violation of the United States export laws or regulations.
12.8
Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
12.9
Advice of Counsel. I ACKNOWLEDGE THAT, IN EXECUTING THIS AGREEMENT, I HAVE HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND I HAVE READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT WILL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION OF THIS AGREEMENT.
12.10
Entire Agreement. The obligations pursuant to Sections 1 and 2 (except Subsection 2.4 and the second sentence of Subsection 2.7) of this Agreement will apply to any time during which I was previously engaged, or am in the future engaged, by Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter of this Agreement and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

[signatures to follow on next page]

Employee Confidential Information and Inventions Assignment Agreement

EMPLOYEE or CONSULTANT:

I certify and acknowledge that I have read all of the provisions of this agreement carefully, that I understand its terms, and will fully comply with such provisions. I have completely filled out Exhibit A to this Agreement.

I further understand that this agreement is effective as of the date my employment or consultancy with the company commenced or will commence.

/s/ Marianne De Backer
(Signature)

Marianne De Backer
Name

1/18/2023
Date

[***]
Email

COMPANY:

Accepted and agreed

Vir Biotechnology, Inc.

By:	/s/ Vicki Sato

	Name:	Vicki Sato
	Title:	Chairman, VIRBio

Email:	[***]

Employee Confidential Information and Inventions Assignment Agreement

Signature Page

Exhibit A

Excluded Inventions

TO:	Vir Biotechnology, Inc.
FROM:
DATE:

This List of Pre-Employment Inventions, along with any attached pages, is part of and incorporated by reference into the attached Confidential Information and Invention Assignment Agreement.

INSTRUCTIONS TO EMPLOYEE: Please identify below pre-existing documents which describe, and upon which you will rely to establish your ownership of, your pre-employment inventions. Please do not disclose to the Company your pre-employment inventions in detail unless the Company expressly requests that you do.

In filling out this document, please note that witnesses are people who have read and understood the referenced document and who therefore can testify to the existence of the inventions, ideas or works of authorship. Also, inventions, ideas, or works of authorship not owned by you (for example because they have been assigned to a prior employer) are not to be listed here. If any documents are identified below, then the Company may request you to provide the documents and other information to determine if any impediments to employment by the Company exist.

1. Excluded Inventions Disclosure. Except as listed in Section 2 below, the following is a complete list of all Excluded Inventions:

☒	No Excluded Inventions.

☐	See below:

☐	Additional sheets attached.

2. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to the Excluded Inventions generally listed below, the intellectual property rights and duty of confidentiality with respect to which I owe to the following party(ies):

	Excluded Invention	Party(ies)	Relationship
1.
2.
3.

☐	Additional sheets attached.

Employee Confidential Information and Inventions Assignment Agreement

3. Limited Exclusion Notification.

This is to notify you in accordance with Section 2872 of the California Labor Code that the foregoing Agreement between you and Company does not require you to assign or offer to assign to Company any Invention that you develop entirely on your own time without using Company’s equipment, supplies, facilities or trade secret information, except for those Inventions that either:

a. Relate at the time of conception or reduction to practice to Company’s business, or actual or demonstrably anticipated research or development; or

b. Result from any work performed by you for Company.

To the extent a provision in the foregoing Agreement purports to require you to assign an Invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is unenforceable.

This limited exclusion does not apply to any patent or Invention covered by a contract between Company and the United States or any of its agencies requiring full title to such patent or Invention to be in the United States.

Employee Confidential Information and Inventions Assignment Agreement

Exhibit B

SAMPLE Termination Certification

This is to certify that I do not have in my possession, nor have I failed to return, any keys, devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, formulas, sketches, materials, equipment, any other Company documents or property, or reproductions of any and all aforementioned items belonging to Vir Biotechnology, Inc., its subsidiaries, affiliates, successors or assigns (together, the “Company”).

I further certify that I have complied with all the terms of the Company’s Confidential Information, and Invention Assignment Agreement (CIIAA) signed by me, including the reporting of any inventions and original works of authorship (as defined therein) conceived or made by me (solely or jointly with others), as covered by that agreement.

I further agree that, in compliance with the CIIAA, I will preserve as confidential all Company Confidential Information and associated Third Party Information, including trade secrets, confidential knowledge, data, or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, databases, other original works of authorship, customer lists,, business plans, financial information, or other subject matter pertaining to any business of the Company or any of its employees, clients, partners, consultants, or licensees.

Date: 1/18/2023

/s/ Marianne De Backer

Signature

Marianne De Backer

Name of Employee (typed or printed)

Address for Notifications:

4816-9839-5840, v. 1

279930955 v2

Employee Confidential Information and Inventions Assignment Agreement